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                                                                     Exhibit 1.1

                                                                  Execution Copy

                           Constar International Inc.

                               10,500,000 Shares*


                                  Common Stock
                                 $0.01 par value

                             Underwriting Agreement

                                                              New York, New York
                                                               November 14, 2002

Salomon Smith Barney Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
As Representatives of the
    several Underwriters
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

           Crown Cork & Seal Company, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Selling Securityholder"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 10,500,000 shares of common stock, $0.01 par value ("Common Stock"), of Constar International Inc., a corporation organized under the laws of Delaware (the "Company") (such shares of Common Stock being sold by the Selling Securityholder pursuant to this agreement together with the Incremental Shares (as defined below) are hereinafter called the "Underwritten Securities"). The Selling Securityholder also proposes to sell to the several Underwriters 1,500,000 additional shares of Common Stock pursuant to this Agreement (such shares, the "Incremental Shares") that will be subject to a repurchase obligation described herein. The Selling Securityholder also proposes to grant to the

--------------
* Plus 1,500,000 additional shares to be sold by the Company subject to a commitment by the Company to repurchase and plus an option to purchase from the Company up to 1,500,000 additional shares to cover over-allotments.


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Underwriters an option to purchase up to 1,500,000 additional shares of Common
Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities").

         It is understood that, following consummation of the aforementioned repurchase commitment, the Incremental Shares may be used by the Selling Securityholder in satisfaction of any obligation by it to deliver Option Securities.

         To the extent there are no additional Underwriters listed on Schedule I hereto other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

         Concurrently with the offering of the Securities, it is understood that the Company is offering to sell $175,000,000 million of its 11% senior subordinated notes due 2012 pursuant to a prospectus dated November 15, 2002 (the "Senior Subordinated Notes Offering").

         As part of the offering contemplated by this Agreement, Salomon Smith Barney Inc. agrees to reserve out of the Underwritten Securities set forth opposite its name on Schedule I to this Agreement, up to 480,000 shares, for sale to certain employees, directors and other persons designated by the Company in amounts designated by the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Securities to be sold by Salomon Smith Barney Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Salomon Smith Barney Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the open of business on the business day after which this Agreement is executed will be offered to the public by Salomon Smith Barney Inc. as set forth in the Prospectus.

         1.  Representations and Warranties.
             ------------------------------

         (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

         (a) The Company has prepared and filed with the Commission a registration statement (file number 333-88878) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed,


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such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

     (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in Section 3 below) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however,
                                                          --------  -------
that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

     (c) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation (or if not a corporation, has been duly formed and is validly existing) under the laws of the jurisdiction in which it is chartered or organized and, with respect to the Company and any such Subsidiary incorporated in the United States, is a corporation in good standing under such laws and, in all cases, has corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

     (d) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus and assuming consummation of the transactions described in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or


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encumbrances, except for any such perfected security interests or other security interests, claims, liens or encumbrances that would not have a Material Adverse Effect, except as set forth in the Prospectus and except for the lien on the capital stock of the Subsidiaries under the Amended and Restated Credit Agreement, dated February 4, 2002, among the Selling Securityholder, the subsidiary borrowers referred to therein, the lenders referred to therein and JPMorgan Chase Bank, as administrative agent (the "Crown Credit Agreement"), which lien will be released with respect to the capital stock of the Subsidiaries on the Closing Date.

     (e) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Underwritten Securities being sold hereunder by the Selling Securityholder) have been duly and validly authorized and issued, are fully paid and nonassessable and, except as set forth in the Prospectus, are free of any preemptive or other rights to subscribe for the Securities; the Underwitten Securities being sold by the Selling Securityholder are, and the Option Securities to be sold by the Selling Securityholder if the Underwriters execute their over-allotment option will be, duly listed, admitted and authorized for quotation on the Nasdaq National Market (the "Nasdaq"); the certificates for the Securities comply with the requirements of the General Corporation Law of the State of Delaware and the requirements of the Nasdaq; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

     (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Material United States Tax Consequences to Non-U.S. Holders of Common Stock," "Our Business--Intellectual Property" and "Our Business--Legal Matters" fairly summarize the matters therein described.

     (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

     (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

     (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus, and except where the failure to obtain such consent, approval, authorization, filing or order would not have a material adverse effect

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on the sale of the Securities or the consummation of any of the other transactions contemplated herein.

     (j) Neither the sale of the Securities by the Selling Securityholder, nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to (i) the charter, by-laws or other similar organizational document of the Company or any of its Subsidiaries,
(ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Subsidiaries or any of its or their properties, except, in the case of clauses
(ii) and (iii) above, for such conflict, breach, violation or imposition that would not have a material adverse effect on the sale of the Securities by the Selling Securityholder or the consummation of any of the other transactions contemplated herein.

     (k) Before giving effect to the offering and sale of the Securities, the Selling Securityholder owns all of the outstanding stock of the Company.

     (l) The combined historical financial statements of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

     (m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that

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     (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would have a Material Adverse Effect.

          (n) Each of the Company and each of the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to own or lease such properties would not have a Material Adverse Effect.

          (o) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter, bylaws or other similar organizational document, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of clause (ii) or (iii), for any such violation or default that would not have a Material Adverse Effect.

          (p) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited combined financial statements included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (q) There are no non-rebatable transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company or any Subsidiary in connection with the execution and delivery of this Agreement.

          (r) The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

          (s) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect.

          (t) The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and

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     fidelity or surety bonds insuring the Company or any Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (u) Assuming consummation of the transactions described in the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary, except as described in or contemplated by the Prospectus.

          (v) The Company and each of the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits or other authorizations would not have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (w) The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to, or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (y) Except as set forth in the Prospectus, the Company and the Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental

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     Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (z) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it seeks to identify and evaluate associated material costs and liabilities (including, without limitation, any material capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

          (aa) Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and the Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (bb) As of the Closing Date, the subsidiaries listed on Annex A attached hereto will be the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the "Subsidiaries").

          (cc) The Company or the Subsidiaries on the Closing Date will own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses as now conducted or as proposed in the Prospectus to be conducted, except where the failure to own, possess, license or have other such rights would not have a Material Adverse Effect. Except as set forth in the Prospectus, (i) there are no rights of third parties to any such Intellectual Property, except for commercial shrink-wrap software; (ii) to the knowledge

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     of the Company, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the Company's or the Subsidiaries' rights in or to any such Intellectual Property that would have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action suit, proceeding or claim by any third party challenging the validity or scope of any such Intellectual Property that would have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others that would have a Material Adverse Effect, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) to the knowledge of the Company, there is no valid and subsisting U.S. patent or published U.S. patent application that would preclude the Company from practicing any material Intellectual Property that is owned by or licensed to the Company or any Subsidiary; and (vii) to the knowledge of the Company, all material patents owned by the Company or the Subsidiaries are valid and enforceable.

          (dd) The statements contained in the Prospectus under the captions "Risk Factors - We Enjoy Only Limited Protection for Our Intellectual Property," "Risk Factors - If We Lose An Existing Lawsuit Regarding Oxbar, We May Lose A Potential Source of Revenue," and "Business - Intellectual Property," insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

          (ee) The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

Furthermore, the Company represents and warrants to Salomon Smith Barney Inc. that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of the United Kingdom, the only foreign jurisdiction in which the Company has directed Salomon Smith Barney Inc. to distribute the Prospectus or any preliminary prospectus, as amended or supplemented if applicable, and to sell the Securities in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such

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as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

          (ii) The Selling Securityholder represents and warrants to, and agrees with, each Underwriter that:

          (a) The Selling Securityholder is the record and beneficial owner of the Securities to be sold by the Selling Securityholder hereunder free and clear of all liens, encumbrances, equities and claims, except for the lien on the Common Stock under the Crown Credit Agreement, which lien will be released with respect to the Common Stock on the Closing Date, and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from the Selling Securityholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")), each Underwriter that has purchased such Underwritten Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited by book entry to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Underwritten Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be successfully asserted against such Underwriter with respect to such Securities.

          (b) The Selling Securityholder has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction in which it is organized and is a corporation in good standing under the laws of such jurisdiction and has corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Selling Securityholder whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

          (c) This Agreement has been duly authorized, executed and delivered by the Selling Securityholder and constitutes a valid and binding obligation of the Selling Securityholder enforceable in accordance with its terms.

          (d) The Selling Securityholder has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Securityholder of the

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         transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained, and except where the failure to obtain such consent, approval, authorization, or order would not have a material adverse effect on the sale of the Securities or the consummation of any of the other transactions contemplated herein.

                  (f) Except as set forth in the Prospectus, neither the sale of the Securities being sold hereunder by the Selling Securityholder nor the consummation of any other of the transactions contemplated herein by the Selling Securityholder or the fulfillment of the terms hereof by the Selling Securityholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law, (ii) the charter or by-laws of the Selling Securityholder, (iii) the terms of any indenture or other agreement or instrument to which the Selling Securityholder or any of its subsidiaries is a party or bound, or (iv) any judgment, order or decree applicable to the Selling Securityholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Securityholder or any of its subsidiaries, except, in the case of clauses (i), (iii) and (iv), for such conflict, breach, violation or default that would not have a material adverse effect on the sale of the Securities or the consummation of any of the other transactions contemplated herein.

                  (g) The Selling Securityholder has no reason to believe that the representations and warranties of the Company contained in this
         Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by the Selling Securityholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

                  (h) In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information regarding the Selling Securityholder furnished in writing to the Company by the Selling Securityholder specifically for use in connection with the preparation thereof, the Selling Securityholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b) of this Section.

                  (i) The Selling Securityholder has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence
         (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Selling Securityholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Securityholder, as to matters covered thereby, to each Underwriter.

     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Selling Securityholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Securityholder (i) at a purchase price of $11.16 per share, the number of shares of the Underwritten Securities (exclusive of the Incremental Shares) set forth opposite such Underwriter's name in Schedule I hereto and (ii) at a purchase price per share equal to the public offer price set forth on the cover of the Prospectus, the number of shares of the Incremental Shares set forth opposite such Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Selling Securityholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,500,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities (exclusive of the Incremental Shares). Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities (exclusive of the Incremental Shares) by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of shares of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          (c) Subject to the terms and conditions set forth herein, the Selling Securityholder agrees to purchase from the Underwriters, severally and not jointly, 1,500,000 shares of Common Stock at a price per share equal to the public offer price set forth on the cover of the Prospectus. The number of shares to be purchased from each Underwriter, pursuant to this paragraph (c) shall be equal to the number of shares of Incremental Shares committed to be purchased by such Underwriter under this Agreement.

     3. Delivery and Payment. Delivery by the Selling Securityholder of and payment by the Underwriters for the Underwritten Securities and the Incremental Shares shall be made at 10:00 AM, New York City time, on November 20, 2002, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Securityholder or as provided in Section 9 hereof (such date and time of delivery and payment for the Underwritten Securities and the Incremental Shares being called herein the "Closing Date"). Delivery of the Underwritten Securities and the Incremental Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price of the Underwritten Securities and the Incremental Shares to or upon the order of the Selling Securityholder by wire transfer payable in same-day funds to the account specified by the Selling Securityholder. Delivery of the Underwritten Securities and the Incremental Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Delivery by the Underwriters and payment by the Selling Securityholder for the purchase of the Incremental Shares by the Selling Securityholder from the Underwriters shall be made immediately following the sale of the Underwritten Securities and the Incremental Shares referenced above. Delivery of the Incremental Shares shall be made to the Selling Securityholder against payment by the Selling Securityholder of the purchase price of the Incremental Shares to or upon the order of the Underwriters by wire transfer payable in same-day funds to the account specified by the Underwriters. Delivery of the Incremental Shares shall be made through the facilities of The Depository Trust Company unless the Selling Securityholder shall otherwise instruct.

If the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date, delivery by the Selling Securityholder and payment by the Underwriters for the Option Securities shall be made immediately following the repurchase of the Incremental Shares referenced above. Delivery of the Option Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price of the Option Securities to or upon the order of the Selling Securityholder by wire transfer payable in same-day funds to the account specified by the Selling Securityholder. Delivery of the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     The Selling Securityholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Underwritten Securities to be purchased by them from the Selling Securityholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Securityholder will deliver the Option Securities (at the expense of the Selling Securityholder) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Securityholder by wire transfer payable in same-day funds to the account specified by the Selling Securityholder. If settlement for the Option Securities occurs after the Closing Date, the Selling Securityholder will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities (other than the Incremental Shares) for sale to the public and the Incremental Shares for sale to the Selling Securityholder, all as set forth in the Prospectus.

     5. Agreements.

          (i) The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration

Statement, if not effective at the Execution Time, shall have become effective,
(2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is\ required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c) Through the timely filing of periodic reports under the Exchange Act, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to execute a general consent to service of process in any jurisdiction in which such a consent has not been previously filed or to subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this paragraph.

     (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc. and Deutsche Bank Securities Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person with whom the Company or any affiliate of the Company has an agreement with respect to securities of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however,
                                                           --------  -------
that (1) the Company may issue, sell and register Common Stock pursuant to any employee stock option plan, stock ownership plan or dividendreinvestment plan of the Company in effect at the Execution Time, (2) the Company may issue Common Stock issuable upon the conversion of securities or theexercise of warrants outstanding at the Execution Time, and (3) the Company may issue Common Stock in connection with any merger, consolidation or stock or asset acquisition, so long as the recipients of the Common Stock in such transaction agree to be bound by the same lock-up restrictions as the Company.

     (g) The Company will not take, directly or indirectly, any action that constitutes or that is designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (h) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney Inc. will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

     (i) The Company will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program (including the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Directed Share Program materials) and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

Furthermore, the Company covenants with Salomon Smith Barney Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

     (ii) The Selling Securityholder agrees with the several Underwriters that:

          (a) The Selling Securityholder will not, without the prior written consent of Salomon Smith Barney Inc. and Deutsche Bank Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Securityholder or any affiliate of the Selling Securityholder or any person with whom the Selling Securityholder or any affiliate of the Selling Securityholder has an agreement with respect to securities of the Company), directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company (other than the Securities) or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than any shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc., any shares of Common Stock pledged to Crown's creditors or sold upon foreclosure by Crown's creditors or in connection with an acquisition of a majority of the voting power of Constar by a third party not affiliated with Crown or Constar.

          (b) The Selling Securityholder will not take, directly or indirectly, any action that constitutes or that is designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (c) The Selling Securityholder will advise the Representatives promptly, and if requested by the Representatives, will confirm such advice in writing, (1) until the Closing Date, of any material change in the Company's condition (financial or otherwise), earnings, business or properties or any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of the Selling Securityholder and (2) so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to the Selling Securityholder.

            (d) The Selling Securityholder agrees to pay the costs and expenses relating to the following matters: (1) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them;
     (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (3) the delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the sale of the Securities; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (5) the registration of the Securities under the Exchange Act; (6) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (7) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (8) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (9) the fees and expenses of the Company's and the Selling Securityholder's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Securityholder; and (10) all other costs and expenses incident to the performance by the Company and the Selling Securityholder of their obligations hereunder.

     (iii) Each Underwriter severally represents and agrees that:

     (a) it has not offered or sold and, prior to the expiry of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

     (b) it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;

     (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

     (d) the offer in The Netherlands of the Securities is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

     6. Conditions to the Obligations of the Underwriters. The obligations of
        -------------------------------------------------
the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Securityholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Securityholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Securityholder of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Dechert, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) each of the Company and Constar Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with corporate power and corporate authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and, in the case of the Company, is duly qualified to do business as a foreign corporation and is in good standing under the laws of the Commonwealth of Pennsylvania;

               (ii) except as otherwise set forth in the Prospectus, the outstanding shares of capital stock of Constar, Inc. and Constar Foreign Holdings, Inc. owned by the Company are owned either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interest, claim, lien or encumbrance; and to the knowledge of such counsel, based solely upon a report as to UCC financing statements on file against the Company, Constar Foreign Holdings, Inc., Crown Cork & Seal Company, Inc., Crown UK Holdings Ltd. and Crown Cork Netherlands Holding BV with the Secretary of State of the State of New York, the Secretary of State of the Commonwealth of Pennsylvania and the Secretary of State of the State of Delaware, there is no security interest, claim, lien or encumbrance with respect to the outstanding shares of capital stock of Constar International Holland (Plastics) BV and Constar International UK Ltd.;

          (iii) the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the Securities being sold hereunder by the Selling Securityholder have been duly and validly authorized and issued, are fully paid and nonassessable; the Securities being sold by the Selling Securityholder on the date of the opinion are duly listed, admitted and authorized for quotation on the Nasdaq; the form of certificate used to evidence the Common Stock complies with the requirements of the General Corporation Law of the State of Delaware and the requirements of the Nasdaq National Market; except as set forth in the Prospectus, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; except as set forth in the Prospectus, to the knowledge of such counsel based on a review of the corporate records of the Company, the charter and by-laws of the Company and an officers' certificate delivered to such counsel by officials of the Company, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

          (iv) the statements included in the Prospectus under the heading "Material United States Tax Consequences to Non-U.S. Holders of Common Stock," insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters or documents;

          (v) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened;

          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

          (vii) the Company is not and, after giving effect to the offering and sale of the Securities (including the Company's concurrent offering of its 11% Senior Subordinated Notes due 2012 and the Company's concurrent receipt of term loans as described in the Prospectus) and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

          (viii) no consent, approval, authorization, filing with or order of any Pennsylvania, New York, Delaware or U.S. Federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except (1) such as have been obtained under the Act, (2) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus, as to which such counsel need express no opinion, (3) such other approvals (specified in such opinion) as have been obtained and (4) where the failure to obtain such consent, approval, authorization, filing or order would not have a material adverse effect on the sale of the Securities or the consummation of any of the other transactions contemplated herein;

          (ix) neither the sale of the Securities by the Selling Securityholder on the date of the opinion or the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will (1) conflict with or result in a breach or violation of the charter or by-laws of the Company or Constar Inc., (2) result in a material breach or violation of, or the imposition of any material lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument that is material to the Company and its subsidiaries, taken as a whole, and that is known to such counsel after due inquiry to which the Company or any Subsidiary is a party or bound or to which its or their property is subject, or (3) conflict with or violate in any material respect any Delaware corporate, Pennsylvania, New York or U.S. Federal statute, law, rule or regulation applicable to the Company or the Subsidiaries, or any judgment, order or decree known to such counsel after due inquiry to be applicable to the Company or the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiaries or any of its or their properties (other than U.S. Federal or state securities or blue sky laws, other anti-fraud laws and fraudulent transfer laws and bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, as to which such counsel need not express any opinion); and

          (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the law of the Commonwealth of Pennsylvania, the law of the State of New York and the General Corporation Law of the State of Delaware. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania, the State of Delaware, the State of New York or the Federal laws of the United States and as to matters involving the application of laws relating to intellectual property, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on written statements or certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date (or the applicable settlement date) to the effect that (i) the Registration Statement and the Prospectus (other than the financial statements (including pro forma financial statements and notes to financial statements or pro forma financial statements) and related schedules and other financial, accounting or statistical information included in or excluded from the Registration Statement or the Prospectus, as to which such counsel need express no belief) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder and (ii) such counsel participated in conferences with officers and representatives of the Company, PricewaterhouseCoopers LLP, the Underwriters, the Selling Securityholder and Cleary, Gottlieb, Steen & Hamilton in connection with the preparation of the Registration Statement, and based on the foregoing and without assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement except as provided in clause 6(b)(iv) above or making any independent check or verification thereof (and relying as to factual matters upon the statements of officers and other representatives of the Company, the Selling Securityholder and others), no facts have come to the attention of such counsel which lead them to believe that (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (II) the Prospectus, as of its date and as of the Closing Date (and any applicable settlement date), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express a belief as to any financial statements (including pro forma financial statements and notes to financial statements or pro forma financial statements) and related schedules, and other financial, accounting or statistical information included in or excluded from the Registration Statement or the Prospectus.

     (c) The Selling Securityholder shall have requested and caused Dechert, counsel for the Selling Securityholder, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) this Agreement has been duly authorized, executed and delivered by the Selling Securityholder;

          (ii) no consent, approval, authorization or order of any Pennsylvania or U.S. Federal court or governmental agency or body is required for the consummation by the Selling Securityholder of the transactions contemplated herein, except (1) such as may have been obtained under the Act, (2) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus, as to which such counsel need express no opinion, (3) such other approvals (specified in such opinion) as have been obtained and (4) where the failure to obtain such consent, approval, authorization, or order would not have a material adverse effect on the sale of the

     Securities or the consummation of any of the other transactions contemplated herein; and

          (iii) neither the sale of the Securities being sold hereunder by the Selling Securityholder on the date of the opinion nor the consummation of any other of the transactions contemplated herein by the Selling Securityholder nor the fulfillment of the terms hereof by the Selling Securityholder will (1) conflict with or result in a breach or violation of the charter or by-laws of the Selling Securityholder, (2) result in a material breach or violation of, or the imposition of any material lien, charge or encumbrance upon any property or assets of the Selling Securityholder pursuant to the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel after due inquiry to which the Selling Securityholder is a party or bound or to which its property is subject, or (3) conflict with or violate in any material respect any Pennsylvania, New York or U.S. Federal statute, law, rule or regulation applicable to the Selling Securityholder, or any judgment, order or decree known to such counsel after due inquiry to be applicable to the Selling Securityholder of any court, regulatory body, administrative agency, governmental body, or arbitrator or other authority having jurisdiction over the Selling Securityholder or any of its properties (other than U.S. Federal or state securities or blue sky laws, other anti-fraud laws and fraudulent transfer laws and bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, as to which such counsel need not express any opinion).

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal law of the United States of America, the law of the Commonwealth of Pennsylvania and the law of the State of New York. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania, the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Securityholder and public officials.

          (d) The Company shall have requested and caused Woodcock Washburn, special counsel for the Company and the Selling Securityholder, to have furnished to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, to the effect that the statements included in the Prospectus under the heading "Our Business--Intellectual Property," insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters or documents.

          (e) The Company shall have requested and caused William T. Gallagher, Vice President, Secretary and General Counsel of the Selling
     Securityholder, to have furnished
to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) each of the Company and Constar Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with corporate power and corporate authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and, in the case of the Company, is duly qualified to do business as a foreign corporation and is in good standing under the laws of the Commonwealth of Pennsylvania;

               (ii) the statements included in the Prospectus under the heading "Our Business--Legal Matters," insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters or documents;

               (iii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by the Selling Securityholder, the Company or Constar Inc. of the transactions contemplated herein, except(1)such as have been obtained under the Act, (2) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus, as to which such counsel need express no opinion, and (3) such other approvals (specified in such opinion) as have been obtained;

               (iv) neither the sale of the Securities by the Selling Securityholder on the date of the opinion nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will (1) conflict with or result in a breach or violation of the charter of by-laws of the Selling Securityholder, the Company or Constar Inc., (2) result in a material breach or violation of, or the imposition of any material lien, charge or encumbrance upon any property or assets of, the Selling Securityholder, the Company or Constar Inc. pursuant to the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Securityholder, the Company or any Subsidiary is a party or bound or to which any of its or their property is subject, or (3) conflict with or violate in any material respect any Pennsylvania, New York or U.S. Federal statute, law, rule or regulation applicable to the Selling Securityholder, the Company or the Subsidiaries, or any judgment or order applicable to the Selling Securityholder, the Company or the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Securityholder, the Company or the Subsidiaries or any of its or their properties (other than U.S. Federal or state securities or blue sky laws, other anti-fraud laws and fraudulent transfer laws and bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, as to which such counsel need not express any opinion); and

            (v) there is no pending or, to such counsel's knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Securityholder, the Company or any Subsidiary or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date (or the applicable settlement date) to the effect that (i) the Registration Statement and the Prospectus (other than the financial statements (including pro forma financial statements and notes to financial statements or pro forma financial statements) and related schedules and other financial, accounting or statistical information included in or excluded from the Registration Statement or the Prospectus, as to which such counsel need express no belief) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder and (ii) no facts have come to the attention of such counsel which lead it to believe that (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (II) the Prospectus, as of its date and as of the Closing Date (and any applicable settlement date), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express a belief as to any financial statements (including pro forma financial statements and notes to financial statements or pro forma financial statements) and related schedules, and other financial, accounting or statistical information included in or excluded from the Registration Statement or the Prospectus.

In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal law of the United States of America and the law of the Commonwealth of Pennsylvania.

     (f) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Securityholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President, and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (h) The Selling Securityholder shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President, and the principal financial or accounting officer of the Selling Securityholder, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Selling Securityholder in this Agreement are true and correct on and as of the Closing Date to the same effect as if made on the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (i) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B.

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (k) At the Execution Time, the Company shall have furnished to the Representatives a letter addressed to the Representatives substantially in the form of Exhibit A hereto from each officer and director of the Company and the Selling Securityholder, which persons are listed on Schedule II hereto, and all participants in the Directed Share Program.

          (l) The Securities shall have been listed and admitted and authorized for quotation on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (m) On or prior to the Closing Date, the Company shall have (i) consummated the transactions contemplated under the caption "Relationship with Crown Cork & Seal Company, Inc." in the Prospectus, (ii) completed the Senior Subordinated Notes Offering, (iii) obtained $150 million of term loans, as described in the Prospectus, and (iv) entered into a revolving credit facility of at least $75 million, as described in the Prospectus.

          (n) The Selling Securityholder shall have received a written release of the liens on the Common Stock and the capital stock of the Subsidiaries from the lenders under the Crown Credit Agreement.

          (o) Prior to the Closing Date, the Company and the Selling Securityholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Securityholder in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Dechert, counsel for the Company and the Selling Securityholders, at 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, on the Closing Date.

          7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the

Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Securityholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Selling Securityholder will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person,
(y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Company agrees to indemnify and hold harmless Salomon Smith Barney Inc., the directors, officers, employees and agents of Salomon Smith Barney Inc. and each person, who controls Salomon Smith Barney Inc. within the meaning of either the Act or the Exchange Act ("Salomon Smith Barney Inc. Entities"), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange

Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages, liabilities or expenses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) are caused by the failure of any Participant to pay for and accept delivery of the Directed Shares allocated by the Company to such Participant if such Participant previously submitted an indication of interest to Salomon Smith Barney Inc., as agent for the Company; or (iii) relate to, arise out of, or occur in connection with the Directed Share Program, provided that, in the case of clause (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Salomon Smith Barney Inc. specifically for inclusion therein and that in the case of clause (iii) the Company will not be liable to the extent that such loss, claim, damage or liability results from the gross negligence or willful misconduct of Salomon Smith Barney Inc.

          (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Act or the Exchange Act, and the Selling Securityholder, to the same extent as the indemnity to each Underwriter set forth in paragraph
(a) of this Section 8, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each of the Company and the Selling Securityholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting," (i) the list of underwriters and their respective participation in the sale of the Securities, (ii) the paragraph related to concessions and reallowances, (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, (iv) the paragraph related to electronic distribution of any Preliminary Prospectus or the Prospectus and allocation for electronic distribution of the Securities and (v) the paragraph related to the assumption by Lazard Freres & Co. LLC (the "Independent Underwriter") of all responsibilities as a "qualified independent underwriter" (within the meaning of NASD conduct rule 2720), constitute the only written information furnished to the Company by or on behalf of the several Underwriters through the Representatives specifically for inclusion in any Preliminary Prospectus or the Prospectus.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) of this Section 8 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) of this Section
8. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (1) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (2) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (3) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (4) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph (b) of this Section 8 in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Salomon Smith Barney Inc., the directors, officers, employees and agents of Salomon Smith Barney Inc., and all persons, if any, who control Salomon Smith Barney Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages or liabilities arising out of the Directed Share Program.

          (e) In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii) the Independent Underwriter in its capacity as "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by the Independent Underwriter in its capacity as "qualified independent underwriter" shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

          (f) The liability of the Selling Securityholder under the Selling Securityholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by the Selling Securityholder to the Underwriters, after deducting discounts and commissions received by the Underwriters. The Company and the Selling Securityholder may agree, as between themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

          (g) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls Independent Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Independent Underwriter's acting as a "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

          (h) In the event that the indemnity and contribution provided in paragraph (a), (b), (e) or (g) of this Section 8 is unavailable to or insufficient to hold harmless any Underwriter, any director, officer, employee or agent of any Underwriter or any person who controls any Underwriter within the meaning of either the Act or the Exchange Act by reason of the Company having failed to fulfill in any respect its payment obligations under any such paragraph, the Selling Securityholder agrees to indemnify and hold harmless any such indemnified person, or to contribute to the Losses of any such indemnified person, as the case may be, to the extent of such unavailability or insufficiency.

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (at the price per share set forth in Section 2(a) and in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Securityholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement and no action taken under this paragraph shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Securityholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the
         -----------
absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

     11. Representations and Indemnities to Survive. The respective agreements,
         ------------------------------------------
representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Securityholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Securityholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 14 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective
         -------
only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Michael J. Hoffman, President and Chief Executive Officer, Constar International Inc., One Crown Way, Philadelphia, PA 19154, fax (215) 552-3715 and confirmed to William
G. Lawlor, Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, fax (215) 995-2222; or if sent to the Selling Securityholder, will be mailed, delivered or telefaxed and confirmed to Timothy J. Donahue, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, PA 19154, fax (215) 676-6011 and confirmed to William G. Lawlor, Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, fax (215) 995-2222.

     13. Successors. This Agreement will inure to the benefit of and be binding
         ----------
upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in
         --------------
accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. Counterparts. This Agreement may be signed in one or more counterparts,
         ------------
each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16. Headings. The section headings used herein are for convenience only and
         --------
shall not affect the construction hereof.

     17. Definitions. The terms which follow, when used in this Agreement, shall
         -----------
have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Material Adverse Effect" shall mean any material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(i)(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in Section 1(i)(a) hereof, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective), and, in the event any post-effective amendment thereto or any

          Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

                  "Subsidiary" shall mean the subsidiaries of the Company listed in Annex A hereto.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Selling Securityholder, the Company and the several Underwriters.



                                             Very truly yours,

                                             Constar International Inc.

                                             By: /s/ James C. Cook
                                                --------------------------
                                                Name: James C. Cook
                                                Title: Executive Vice President,
                                                       Chief Financial Officer
                                                       and Secretary


                                             Crown Cork & Seal Company, Inc.

                                             By: /s/ Alan W. Rutherford
                                                --------------------------
                                                Name: Alan W. Rutherford
                                                Title: Executive Vice President
                                                       and Chief Financial
                                                       Officer

                                             Attest:
                                             [Corporate Seal]

                                             By: /s/ William T. Gallagher
                                                --------------------------
                                                Name: William T. Gallagher
                                                Title: Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Smith Barney Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.


By:  Salomon Smith Barney Inc.

By:  /s/ Caesar Sweitzer
   --------------------------
   Name: Caesar Sweitzer
   Title: Managing Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

                                   SCHEDULE I
                                   ----------

Underwriters                          Number of                    Number of Incremental
------------                          Underwritten Securities      Securities to be Purchased
                                      (Exclusive of Incremental    --------------------------
                                      Shares) to be Purchased
                                      -----------------------

Salomon Smith Barney Inc.                      3,780,000                        540,000
Deutsche Bank Securities Inc.                  3,780,000                        540,000
J.P. Morgan Securities Inc.                    1,890,000                        270,000
Bear, Stearns & Co. Inc.                         393,750                         56,250
Lazard Freres & Co. LLC                          393,750                         56,250
Blaylock & Partners, L.P.                         43,750                          6,250
Chatsworth Securities LLC                         43,750                          6,250
First Analysis Securities Corporation             43,750                          6,250
Jesup & Lamont Securities Corporation             43,750                          6,250
Midwest Research                                  43,750                          6,250
Sturdivant & Co., Inc.                            43,750                          6,250
                                              ----------                      ---------
                 Total                        10,500,000                      1,500,000
                                              ==========                      =========

                                  SCHEDULE II
                                  -----------

Name                                  Position
Michael H. Andrysiak                  Vice President of Operations, Constar, Inc.
William R. Apted                      Executive Vice President & President of the
                                      European Division, the Selling Securityholder
James C.T. Bolton                     Senior Vice President, Administration & Strategic
                                      Planning, the Company
Jenne K. Britell                      Director, the Selling Securityholder
Charles F. Casey                      Chairman of the Board of Directors, the Company
John W. Conway                        Director, the Company; Chairman of the Board,
                                      President & Chief Executive Officer, the Selling
                                      Securityholder
James C. Cook                         Executive Vice President, Chief Financial Officer,
                                      Secretary & Director, the Company
Donald P. Deube                       Vice President of Research and Development,
                                      Constar, Inc.
Arnold W. Donald                      Director, the Selling Securityholder
Hughes du Rouret                      Director, the Selling Securityholder
Marie L. Garibaldi                    Director, the Selling Securityholder
Frank E. Gregory                      Vice President, European Operations, the Company
Michael J. Hoffman                    President, Chief Executive Officer & Director, the
                                      Company
William G. Little                     Director, the Company
Hans J. Loliger                       Director, the Selling Securityholder
Thomas A. Kelly                       Vice President & Corporate Controller, the Selling
                                      Securityholder
Frank J. Mechura                      Director, the Company; Executive Vice President &
                                      President of the Americas Division, the Selling
                                      Securityholder
John B. Neff                          Director, the Selling Securityholder
James L. Pate                         Director, the Selling Securityholder
Thomas A. Ralph                       Director, the Selling Securityholder
Alan W. Rutherford                    Director, the Company; Vice Chairman of the Board,
                                      Executive Vice President & Chief Financial Officer,
                                      the Selling Securityholder
L. William Secoy                      Senior Vice President, Sales and
                                      Marketing, the Company
Harold A. Sorgenti                    Director, the Selling Securityholder
Angus F. Smith                        Director, the Company
William H. Voss                       Executive Vice President & President of the Asia
                                      Pacific Division, the Selling Securityholder

                              ANNEX A: SUBSIDIARIES


Entity                                            Jurisdiction of Incorporation
------                                            -----------------------------

Constar, Inc. ...........................................Pennsylvania

Constar Foreign Holdings, Inc. ..........................Delaware

Constar International Holland (Plastics) BV .............The Netherlands

Constar International UK Ltd. ...........................England

                                                                EXHIBIT A


                           [Form of Lock-Up Agreement]



                   [Letterhead of each officer or director of Constar International Inc. or any participant in the Directed Share Program]


                           Constar International Inc.
                         Public Offering of Common Stock

                                                                  ________, ___2

Salomon Smith Barney Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
As Representatives of the several
  Underwriters
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

           This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Constar International Inc., a Delaware corporation (the "Company"), Crown Cork & Seal Company, Inc, a Pennsylvania corporation and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, [$_.__][without] par value, of the Company.

           In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of [for officers and directors of Constar International, Inc.: Salomon Smith Barney Inc. and Deutsche Bank Securities Inc.] [for participants in the Directed Share Program: Salomon Smith Barney Inc.], offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, for a period of [for officers and directors of Constar International, Inc.: 180 days] [for participants in the Directed Share
Program: 30 days] after the date of the Underwriting Agreement, other than any such securities disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                               Yours very truly,

                                               By:
                                                  -----------------------
                                                  Name:
                                                  Title:

                                       2